Exhibit 10.2

SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of the 26th day of February, 2018 by and among CytoBioscience, Inc., a Delaware corporation (the "Company"), and the purchasers identified on the signature page hereto (each a "Purchaser" and together the "Purchasers").
RECITALS
WHEREAS, the Company desires to sell to the Purchasers, on a "best-efforts, all-or-none" basis, $1,500,000 of units (the "Offering Amount") of the Company (each unit, including the components of such unit, a "Unit," and collectively the "Units"), with each Unit consisting of (i) one (1) share (each, a "Share", collectively, the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock") and (ii) a three (3) ‑year warrant to purchase one (1) share of Common Stock (each, a "Warrant", collectively, the "Warrants") for a purchase price of $0.75 per Unit (the "Offering");
WHEREAS, the Company has engaged Divine Capital Markets LLC as sole placement agent for the Offering (the "Placement Agent");
WHEREAS, immediately following the Closing (as defined in Section 1.1), the Company shall consummate the transactions contemplated by that certain Agreement of Merger and Plan of Reorganization substantially in the form attached hereto as Exhibit A (the "Merger Agreement") by and among the Company, a Colorado corporation whose common stock is traded on the OTCPink as an "OTCPink Current" corporation, ("Parent") and Pubco Acquisition Corp., a Colorado corporation, which is a wholly-owned subsidiary of Parent ("Acquisition Corp."); and
WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission under the Securities Act.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, severally and not jointly, intending to be legally bound, hereby agree as follows:
1.           Purchase and Sale of Units.
1.1           The Offering; Offering Period. The purchase and sale of the Units by the Company to the Purchasers shall occur at one closing of the Offering (the "Closing" and the date of the Closing, the "Closing Date") to occur during a period (the "Offering Period") beginning on February 13, 2018 and ending immediately prior to the closing of the transactions contemplated by the Merger Agreement (the "Reverse Merger").
1.2           Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly with the other Purchasers (as the case may be), agrees to purchase, the Units indicated on such Purchaser's signature page hereto.  Prior to the Closing Date, each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, in immediately available funds, such Purchaser's subscription amount as set forth on the signature page hereto (the "Subscription Amount"), and the Company shall deliver to each Purchaser its respective Units (or the components of such Units) as determined pursuant to Section 1.3(a) below, and the Company and each Purchaser shall deliver the other items set forth in Section 1.3 deliverable at the applicable Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 1.3, 4 and 5, as applicable, the applicable Closing shall occur at the offices of Sichenzia Ross Ference Kesner LLP ("SRFK") or such other location as the parties shall mutually agree, including remotely via the delivery of electronic Closing documents.

Exhibit 10.2 Securities Purchase Agreement -- Page 1

1.3           Deliveries.
(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser participating in the applicable Closing the following:

(i)           this Agreement duly executed by the Company;
(ii)           a certificate, or book entry records thereof, for such number of Shares equal to such Purchaser's Subscription Amount divided by the Purchase Price, registered in the name of such Purchaser; and
(iii)           a Warrant, or book entry records thereof, registered in the name of such Purchaser to purchase up to a number of Shares equal to 100% of the Shares purchased by such Purchaser.
(b)           On or prior to the Closing Date, each Purchaser participating in the applicable Closing shall deliver or cause to be delivered to the Company the following:
(i)           this Agreement duly executed by such Purchaser;
(ii)           an Accredited Investor Questionnaire (in the form provided by the Company to the Purchaser), duly executed by the Purchaser; and
(iii)           such Purchaser's Subscription Amount by wire transfer to the Escrow Agent.
1.4           The Reverse Merger.  Immediately following the Closing, the Company shall consummate the Reverse Merger, pursuant to which each Unit purchased herein shall, by virtue of the Reverse  Merger and without any action on the part of the holders thereof, be converted into the right to receive one share of common stock of the Parent (the "Parent Common Stock") and a warrant to purchase one share of Parent Common Stock (the "Parent Warrants").  The Parent Warrants shall be in the form attached hereto as Exhibit C.

1.5           Purchaser Acknowledgment.   Each Purchaser acknowledges and agrees that such Purchaser's Subscription Amount shall be held in a non-interest-bearing Escrow Account until such time as the Company and Placement Agent mutually agree to conduct the Closing. In the event that the Company does not conduct the Closing (whether because the Offering Amount was not raised or otherwise), each Purchaser acknowledges that such Purchaser will not receive any Units and will instead have returned its Subscription Amount without interest or deduction.  Each Purchaser acknowledges that the Placement Agent shall receive cash compensation consisting of $90,000 and warrants to purchase 160,000 shares of Parent Common Stock.  Further, each Purchaser acknowledges that the Placement Agent shall have the ability to invest a certain portion of the cash compensation payable to it with reference to its participation in the transactions covered hereunder (not to exceed $30,000.00) in the Common Stock of the Company.
1.6           Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)           "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
(b)           "Bylaws" means the Company's Bylaws, as amended.
(c)           "Code" means the Internal Revenue Code of 1986, as amended.
Exhibit 10.2 Securities Purchase Agreement -- Page 2

(d)           "Company Intellectual Property" means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company's business as now conducted and as presently proposed to be conducted.
(e)            "Escrow Agent" means JP Morgan Chase Bank, N.A.
(f)             "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.
(g)           "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(h)           "Purchase Price" means $0.75 per Unit.
(i)            "Securities" means the Units, Shares, Warrants and Warrant Shares.
(j)           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(k)           "Transaction Documents" means this Agreement and the Warrant.
(l)            "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.
2.           Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.  The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and Sections contained in this Section 2, and the disclosures in any section or Section of the Disclosure Schedule shall qualify other sections and Sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and Sections. For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5(a), and 2.6), the term the "Company" shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1           Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2           Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 25,000,000] shares of Series A Preferred Stock. The Company has no authority to issue any other capital stock.  There are 9,508,540 shares of Common Stock and  [24,352,242] shares of Series A Preferred Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and nonassessable.  Except as disclosed in Section 2.2 of the Disclosure Schedule, the Company has no outstanding warrants, stock options, rights or commitments to issue Common Stock or other securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Common Stock or other securities of the Company. All of the issued and outstanding securities were issued in compliance with applicable federal and state securities laws.

Exhibit 10.2 Securities Purchase Agreement -- Page 3

2.3           Subsidiaries.  Except as set forth on Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.
2.4           Authorization. All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to enter into the Agreement, and to issue the Units, the Shares and the Warrants at the Closing and to issue the Warrant Shares upon exercise of the Warrants in accordance with their terms and payment of the exercise price therefor has been taken or will be taken prior to the Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Shares and Warrants has been taken or will be taken prior to the Closing.  The Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
2.5           Valid Issuance of Securities; No Bad Actors.
(a)           The Units, Shares and Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Units, Shares and Warrants will be issued in compliance with all applicable federal and state securities laws.  Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Section 2.6 below, the Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrants and payment of the exercise price therefor, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser.
(b)           None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering hereunder, or, to the Company's knowledge, any beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.
2.6           Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D and applicable state securities laws, which have been made or will be made in a timely manner.

Exhibit 10.2 Securities Purchase Agreement -- Page 4

2.7           Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company's knowledge, currently threatened (i) against the Company or any officer, or director of the Company arising out of their employment or board relationship with the Company; (ii) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (iii) to the Company's knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor, to the Company's knowledge, any of its officers, or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company).  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.
2.8           Intellectual Property. The Company owns or has the right to use all Intellectual Property (as hereinafter defined) necessary (a) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") and (b) to operate the internal systems of the Company that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems").  The Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "the Company Intellectual Property").  Each item of the Company Intellectual Property will be owned or available for use by the Company immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing.  The Company has taken all reasonable measures to protect the proprietary nature of each item of the Company Intellectual Property.  To the knowledge of the Company, (i) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company except pursuant to agreements or licenses entered into by the Company and such person in the ordinary course, and (ii) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.  For purposes of this Agreement, "Intellectual Property" means all patents and patent applications, copyrights and registrations thereof, computer software, data and documentation, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, trademarks, service marks, trade names, domain names and applications and registrations therefor, and other proprietary rights relating to any of the foregoing.
2.9           Compliance with Other Instruments. The Company is not in violation or default, and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not cause a violation or default, (i) of any provisions of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), or the Company's Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to the Company's knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (1) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (2) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

Exhibit 10.2 Securities Purchase Agreement -- Page 5

2.10           Agreements; Actions; Solvency.

(a)           Except for the Transaction Documents and as disclosed on Section 2.10(a) of the Disclosure Schedules, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(b)           Except as disclosed on Section 2.10(b) of the Disclosure Schedules, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of (b) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Section.
(c)           The Company is not a guarantor or indemnitor of any indebtedness of any other Person.
(d)           Based on the consolidated financial condition of the Company as of the applicable Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Units hereunder, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.
2.11           Certain Transactions.

(a)           Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company's capital stock and the issuance of options to purchase shares of the Company's Common Stock or (iv) as set forth in the Merger Agreement, in each instance, approved in the written minutes of the Board of Directors, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or employees, or any Affiliate thereof.
Exhibit 10.2 Securities Purchase Agreement -- Page 6

(b)           The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children except as noted in 2.11, or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company's knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company's customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.  The Company has the outstanding indebtedness to noteholders and lenders disclosed in Section 2.11(b) of the Disclosure Schedule.
2.12           Rights of Registration and Voting Rights. Except for the rights provided to the Purchasers pursuant to Section 6.1 hereto, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company's knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.
2.13           Property. Except as disclosed on Section 2.13 of the Disclosure Schedule, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company's knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.  The Company does not own any real property.
2.14           Financial Statements.  Attached hereto as Section 2.14 of the Disclosure Schedules are the Company's audited Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Changes in Shareholders' Equity and Consolidated Statement of Cash Flows as of and for the years ended December 31, 2016 and 2015, and the Company's unaudited Consolidated Balance Sheet (the "Balance Sheet") as of September 30, 2017 (the "Balance Sheet Date") and related Statement of Operations, Consolidated Statement of Changes in Shareholders' Equity and Consolidated Statement of Cash Flows as of and for the period ended September 30, 2017.  Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods.
2.15           Changes.  Since the Balance Sheet Date, except as disclosed in Section 2.15 of the Disclosure Schedules, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of the Company, or (g) entered into any transaction other than in the usual and ordinary course of business.

Exhibit 10.2 Securities Purchase Agreement -- Page 7

2.16           Employee Matters.

(a)           To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee's ability to promote the interest of the Company or that would conflict with the Company's business.  Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted and as presently proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.
(b)           Except as disclosed in Section 2.16(b) of the Disclosure Schedules, (i) the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors; (ii) the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining And (iii)The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
(c)           To the Company's knowledge, no officer of the Company intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an officer of the Company, nor does the Company have a present intention to terminate employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company.  Except as set forth in Section 2.16(c) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due.  Except as set forth in Section 2.16(c) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.
(d)           The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company's board of directors.
(e)           Each former employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.
(f)           Except as disclosed on Section 2.16(f) of the Disclosure Schedule, the Company has no employment, consulting or similar agreement that obligates the Company to pay any person for services.

(g)           Section 2.16(g) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA,  and has complied in all material respects with all applicable laws for any such employee benefit plan.
Exhibit 10.2 Securities Purchase Agreement -- Page 8

2.17           Tax Returns and Payments. Except as disclosed on Section 2.17 of the Disclosure Schedule, (i) there are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid, (ii) there are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed, (iii) there have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency and (iv) the Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
2.18           Insurance. The Company and its business and assets are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.
2.19            Reserved

2.20           Permits; FDA.

(a)           The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
(b)           Without limiting the generality of Section 2.20(a), as to each product candidate of the Company subject to the jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder ("FDCA") that is manufactured, transported or tested by or on behalf of the Company (each such product candidate, a "Pharmaceutical Product") such Pharmaceutical Product is being manufactured, transported or tested by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.  There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the ability of the Company to conduct any of its present or contemplated activities with respect to any Pharmaceutical Product, (ii) withdraws its authorization for any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company, (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company, and which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.
2.21           Corporate Documents.  The Certificate of Incorporation and Bylaws of the Company are in the form provided to the Purchasers.  The copy of the minute books of the Company contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.
2.22           Disclosure. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company's knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

Exhibit 10.2 Securities Purchase Agreement -- Page 9

2.23           Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation" as defined in the Code and any applicable regulations promulgated thereunder.  The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.
2.24           Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect to the best of the Company's knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company's knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a "Hazardous Substance"), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local "superfund" site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments.  For purposes of this Section 2.24. "Environmental Laws" means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.
2.25           Anti-Bribery and Anti-Corruption.  The Company represents and warrants that neither it, nor any of its directors, officers, agents, stockholders or employees acting on behalf of the Company, has taken any action that will cause the Purchaser or their affiliates to be in breach of any applicable laws for the prevention of fraud, bribery, corruption, racketeering, money laundering or terrorism, including but not limited to the U.S. Foreign Corrupt Practices Act, as amended, the Canadian Corruption of Foreign Officials Act, as amended, and the U.K. Bribery Act 2010 ("Anti-Corruption Laws"). The Company agrees that it has not, and covenants that it will not, in connection with the conduct of its business activities, promise, authorize, ratify or offer to make, or take any act in furtherance of any payment, contribution, gift, reimbursement or other transfer of anything of value, or any solicitation, directly or indirectly: (i) to any individual including government officials; or (ii) to an intermediary for payment to any individual including government officials; or (iii) to any political party for the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful, illegal or improper means.  The Company has not, nor to the knowledge of the Company, have any of the Company's directors, officers, agents, stockholders or employees acting on behalf of the company established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason.
2.26           Investment Company Act. The Company is not, and after the receipt and application of the proceeds of the financing contemplated by this Agreement will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.
2.27           Acknowledgment Regarding Purchasers' Purchase of Units.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Securities.  The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Exhibit 10.2 Securities Purchase Agreement -- Page 10

2.28           Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Purchasers as contemplated hereby.
2.29           No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.
2.30           Foreign Corrupt Practices.  Neither the Company nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
2.31           No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

3.           Representations and Warranties of the Purchasers.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1           Authorization. The Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
3.2           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Units to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.  The Purchaser has not been formed for the specific purpose of acquiring the Units.
3.3           Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Units with the Company's management and has had an opportunity to review the Company's facilities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

Exhibit 10.2 Securities Purchase Agreement -- Page 11

3.4           Restricted Securities. The Purchaser understands that the Units (including the components thereof) have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.  The Purchaser understands that the Units (including the components thereof) are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Units (including the components thereof) indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units (including the components thereof), and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.
3.5           Information Provided by Placement Agent. The Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the Parent or the quality of the Securities, Parent Common Stock and Parent Warrants and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company and Parent which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.
3.6           Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may be notated with one or all of the following legends:

(a)           "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."
(b)           Any legend set forth in, or required by, the other Transaction Documents.
(c)           Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

3.7           Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D.
3.8           No General Solicitation. Neither the Purchaser, nor to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Units.
3.9           Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Units.

Exhibit 10.2 Securities Purchase Agreement -- Page 12

3.10           Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser's signature page; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser's signature page.

4.           Conditions to the Purchasers' Obligations at Closing. The obligations of each Purchaser to purchase Units at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
4.1           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

4.2           Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
4.3           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.
4.4           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.   Such documents may include good standing certificates.
4.5           Merger Agreement. The Company shall have delivered to Placement Agent a fully executed copy of the Merger Agreement, executed by the Company, Parent, and Acquisition Corp.
4.6           Financial Statements. The Company shall have delivered to Placement Agent its audited financial statements for the years ended December 31, 2016 and 2015, as well as unaudited, reviewed financial statements for the nine month period ended September 30, 2017.

5.           Conditions of the Company's Obligations at Closing. The obligations of the Company to sell Units to any Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1           Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.
5.2           Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before the Closing.
5.3           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any State that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

6.           Other Agreements of the Parties.

 6.1.           Reverse Merger. The Company shall consummate the Reverse Merger on or before March 8, 2018.

Exhibit 10.2 Securities Purchase Agreement -- Page 13

6.2           Registration Rights.  The Company shall cause the Parent to file a registration statement on Form S-1 with the SEC (the "Registration Statement") to register the resale by the Purchasers of all shares of Parent Common Stock issued to the Purchasers in the Reverse Merger and shares of Parent Common Stock underlying the Parent Warrants issued to the Purchasers in the Reverse Merger within 90 days of the Closing and to cause such Registration Statement to become effective within 180 days of the Closing.

6.3           Indemnification of Purchasers.  The Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 6.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, subject to recoupment if the Purchaser Party is found to not be entitled to indemnification for such amount(s). The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
6.4           Reservation of Preferred Stock and Common Stock.  The Company has reserved and will keep available at all times, free of preemptive rights, a sufficient number of shares of Preferred Stock and Common Stock for the purpose of enabling the Company to issue Securities pursuant to this Agreement and the Warrant.
6.5           Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Units for, sale to the Purchasers at the applicable Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

Exhibit 10.2 Securities Purchase Agreement -- Page 14

6.6           No Third Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 2 and the representations and warranties of the Purchasers in Section 3. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 6.6.

7.           Miscellaneous.

7.1           Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the termination of the Offering Period; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).  Notwithstanding anything else herein to the contrary, the Purchaser may terminate this Agreement if the Reverse Merger has not been consummated on or before January 31, 2018.
7.2           Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the applicable Closing Date for one (1) year, except (i) as to any matter as to which a good faith claim has been submitted in writing to the other party describing the claim in reasonable detail before such date, (ii) as to any matter which is based successfully upon fraud with respect to which the cause of action shall expire only upon expiration of the applicable statute of limitations, and (iii) those representations and warranties set forth in Section 2.17 (Tax Returns and Payments), which shall survive until the expiration of the applicable statute of limitations.
7.3           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
7.4           Governing Law. This Agreement shall be governed by the internal law of the State of New York.
7.5           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
7.6           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
7.7           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.7.

Exhibit 10.2 Securities Purchase Agreement -- Page 15

7.8           No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction except as set forth in Section 7.8 of the Disclosure Schedules.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
7.9           Attorneys' Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
7.10           Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding Securities, or for an amendment, termination or waiver effected prior to the Closing, Purchasers obligated to purchase a majority of the Units to be issued at the Closing.  Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.
7.11           Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
7.12           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
7.13           Entire Agreement. This Agreement (including the Exhibits hereto), and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
7.14           Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Exhibit 10.2 Securities Purchase Agreement -- Page 16

7.15           WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Northern District of California or any court of the Commonwealth of Massachusetts having subject matter jurisdiction.
7.16           No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Units as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
7.17           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
7.18           Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Agreement or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Exhibit 10.2 Securities Purchase Agreement -- Page 17

7.19           Independent Nature of Purchasers' Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.  SRFK does not represent any of the Purchasers and only represents the Placement Agent.

[Signature Pages Follow]

Exhibit 10.2 Securities Purchase Agreement -- Page 18

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.
COMPANY:
By:
Name:
Title:
Address:	CytoBioscience, Inc.

Attn:

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms of all Transaction Documents.

Exhibit 10.2 Securities Purchase Agreement -- Page 19

PURCHASER SIGNATURE PAGE TO
CYTOBIOSCIENCE, INC. SECURITIES PURCHASE AGREEMENT

The undersigned, desiring to: (i) enter into the securities purchase agreement, dated as of _____________, ______ (the "Securities Purchase Agreement"), between the undersigned, CYTOBIOSCIENCE, INC., a Delaware corporation (the "Company"), and the other parties thereto, in or substantially in the form furnished to the undersigned and purchase the units of the Company (the "Units") as set forth below, hereby agrees to purchase such Units from the Company and further agrees to join the Securities Purchase Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled "Representations and Warranties of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

The undersigned Purchaser hereby elects to purchase  Units ($_____) under the Securities Purchase Agreement.

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

Print Name	Signature
Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:
Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:
Facsimile Number:	Facsimile Number:

Exhibit 10.2 Securities Purchase Agreement -- Page 20

EXHIBIT A
AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

Exhibit 10.2 Securities Purchase Agreement -- Page 21

EXHIBIT B
DISCLOSURE SCHEDULE

Exhibit 10.2 Securities Purchase Agreement -- Page 22

EXHIBIT C
FORM OF PARENT WARRANT

Exhibit 10.2 Securities Purchase Agreement -- Page 23